SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

November 6, 2003
(Date of earliest event reported)

COMMERCIAL CAPITAL BANCORP, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-50126	33-0865080
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Venture, 3rd Floor, Irvine, California		92618
(Address of principal executive offices)		(Zip Code)

(949) 585-7500 (Registrant’s telephone number, including area code) Not Applicable (Former name, former address and former fiscal year, if changed since last report)

Item 5. Regulation FD Disclosure.

              Attached as Exhibit 99.1 hereto is information filed pursuant to Regulation FD with respect to the Commercial Capital Bancorp, Inc.‘s loan originations for the month ended October 31, 2003.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

(a)	Not applicable.

(b)	Not applicable.

(c)	The following exhibits are included with this Report:

Exhibit 99.1 Information provided on November 6, 2003.

Exhibit 99.1

              On November 6, 2003, the Company provided the following information on its loan origination volumes for the month of October 2003:

The Company had Total Loan Originations of $117.9 million, of which Core Loan Originations totaled $103.5 million. The Company retained $101.8 million of its Core Loan Originations, which resulted in the Company retaining a record 98% of its Core Loan Originations.

SIGNATURE Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

COMMERCIAL CAPITAL BANCORP, INC.

By: /s/ Stephen H. Gordon ————————————— Stephen H. Gordon Chairman of the Board and Chief Executive Officer

Date: November 6, 2003